Exhibit 99.1

Tidewater Announces Conference Call

NEW ORLEANS, January 18, 2010 – Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2010 third quarter (ended December 31, 2009) earnings release and conference call have been scheduled for Tuesday, February 2, 2010. The press release will be issued before the market opens, and the conference call will begin at approximately 10:00 a.m. CST.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. CST on February 2, 2010, and will continue until 11:59 p.m. CST on February 4, 2010. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 50144410.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com. The online replay will be available until March 2, 2010.

Tidewater Inc. owns 394 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.